Exhibit 10.1

[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.]

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (the “Agreement”), dated as of February 11, 2022, by and between wShares Bitcoin Fund, a Delaware statutory trust (the “Trust”) and UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as custodial agent (the “Custodian”).
WHEREAS, the Trust has selected the Custodian to act as custodial agent to hold, funds, pursuant to the terms of this Agreement, and the Custodian is willing to act in such capacity; and
WHEREAS, the Trust is authorized to enter into this Agreement and the Custodian is willing to act as the Trust's agent to hold cash.
NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Custodian agree to the terms of this Agreement as follows:
1.  Definitions.  Whenever used in this Agreement, the following words shall have the meanings set forth below:
a.  “Agreement” has the meaning ascribed to it in the preamble.
b.  “Authorized Person” shall mean each person, whether or not an officer or an employee of the Trust, duly authorized to execute this Agreement and to give Instructions on behalf of the Trust as set forth in Schedule I hereto and each Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.  From time to time the Trust may deliver a new Schedule I to add or delete any person and Custodian shall be entitled to rely on the last Schedule I hereto actually received by Custodian.
c.  “Business Day” means any day, other than a Saturday or a Sunday, on which the New York Stock Exchange is scheduled to be open for business.
d.  “Confidential Information” has the meaning ascribed to it in Section 20(a).
e.  “Custodial Account” has the meaning ascribed to it in Section 4.
f.  “Custodian” has the meaning ascribed to it in the preamble.
g.  “Losses” has the meaning ascribed to it in Section 10.
h.  “Sponsor” shall mean Wilshire Phoenix Funds LLC, the sponsor of the Trust.
i.  “Trust” has the meaning ascribed to it in the preamble.

2.  Custodian.  The Trust hereby appoints the Custodian as custodial agent of all cash at any time delivered to Custodian during the term of this Agreement and the Custodian hereby accepts such appointment and agrees to perform the duties of the Custodian as hereinafter specified.  The Custodian is not a party to, or bound by, any agreement which may be evidenced by or arise out of the instructions in this Agreement contained, except as to its duties as Custodian hereby expressly undertaken.
3.  Custodian as Depository.  The Custodian acts hereunder as depository only and is not responsible or liable in any manner for the sufficiency or value of any funds deposited with it hereunder.
4.  Operation of the Custodial Account.  Upon execution of this Agreement, the Custodian shall establish and maintain a segregated cash account for the Trust (the “Custodial Account”) which shall be in the name of the Trust.  From time to time, the Trust or its designees shall deliver, or cause to be delivered, to the Custodian cash for deposit into the Custodial Account.  Upon written direction from an Authorized Person, the Custodian will release all or a portion of the funds in the Custodial Account as directed in writing by such Authorized Person.
5.  Duties and Responsibilities of Custodian.  The Custodian shall exercise the same degree of care in the safekeeping of all cash at any time held in the Custodial Account as the Custodian normally exercises in the care of its own cash.  The Custodian will receive delivery of and keep safely the cash which is delivered to it from time to time hereunder.  The Custodian will not deliver, assign, pledge or hypothecate the Custodial Account or any cash maintained therein to any person.
6.  Investments.  Notwithstanding the foregoing or anything else contained herein to the contrary, in no event shall Custodian invest or permit any cash of the Trust maintained in the Custodial Account to be invested, including without limitation, in any money market mutual fund, cash deposit product, or other cash investment vehicle.
7.  Representations and Warranties.
a.  The Trust hereby represents and warrants to the Custodian that:
i.  It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder; and
ii.  This Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement.
b.  The Custodian hereby represents and warrants to the Trust that:

i.  It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder; and
ii.  This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement.
8.  Books and Records.  The books and records pertaining to the Trust which are in possession of Custodian shall be the property of the Trust.  The Trust, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Custodian to the Trust or its authorized representative.  Upon the reasonable request of the Trust, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc or are similarly maintained.
9.  Notice of Attachment. The Custodian shall give the Trust prompt notice of the occurrence of any request, consent, writ, order or claim that would encumber or affect the free transferability of any cash held in the Custodial Account (unless such notice is prohibited by applicable law).
10.  Indemnification.  The Trust agrees to indemnify and save the Custodian harmless from all loss, cost, damages, fees and reasonable and documented out of pocket expenses, including, without limitation, reasonable and documented external attorneys' fees (collectively, “Losses”) suffered or incurred by the Custodian as a result of its duties under this Agreement, provided, however, the Custodian shall not be entitled to indemnification for any  Losses arising from its own gross negligence, bad faith or willful misconduct.  The Trust agrees to indemnify and hold the Custodian harmless from all liabilities arising out of actions taken by the Custodian pursuant to an Authorized Person’s instructions, except such liabilities arising from the gross negligence, bad faith or willful misconduct of the Custodian.  In no event shall the Custodian or the Trust be liable for indirect, punitive, consequential or special damages.
11.  Documents.  The Custodian shall be protected in acting upon any written notice, request, wavier, consent, certificate, receipt, opinion of counsel, authorization, power of attorney or other paper or document which the Custodian in good faith believes to be genuine and what it purports to be.  Schedule I hereto designates the Authorized Persons of the Trust authorized to issue instructions to the Custodian on behalf of the Trust.  Schedule I shall be conclusive evidence of the authority of such individuals until receipt by the Custodian of a new Schedule I.
12.  Limited Liability.  The Custodian shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, bad faith or willful misconduct.  The Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused directly or indirectly by, circumstances beyond its control, including, without limitation, act of God, earthquakes; fires; floods; wars; civil or  military disturbance; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities or communication services; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment or transportation.

13.  Legal Counsel.  The Custodian may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.
14.  Dispute.  In the event of any disagreement between the Custodian and any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Custodian shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Custodian shall not be or become liable to the Trust or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Custodian shall be entitled to refuse and refrain to act until:
a.  The rights of the adverse claimants shall have been fully and finally adjudicated in a Court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby, or
b.  All differences shall have been resolved by agreement and the Custodian shall have been notified thereof in writing, signed by all the parties interested.
15.  Resignation or Removal of Custodian.  The Custodian may resign or be removed by the Trust, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least (i) thirty (30) days before the date specified for such removal to take effect, or (ii) sixty (60) days before the date specified for such resignation to take effect.  Upon the effective date of such resignation or removal:
a.  All funds then held by the Custodian hereunder shall be delivered by it to such successor Custodian as may be designated in writing by an Authorized Person, whereupon the Custodian's obligations hereunder shall cease and terminate.
b.  If no such successor Custodian has been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate, and the Custodian's sole responsibility thereafter shall be to keep all cash then held by it and to deliver the same to a person designated in writing by a Authorized Person or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.
c.  Further, if no such successor Custodian has been designated by such date, the resigning or removed Custodian may petition any court of competent jurisdiction for the appointment of a successor custodial agent; further the resigning or removed Custodian may pay into court all cash deposited with Custodian under this Agreement.
16.  Statements.  The Custodian will maintain records of all transactions and cash held in the Custodial Account and will provide monthly statements of transactions and cash balances to the Trust.  The Trust shall promptly review the account statement provided by the Custodian and, no later than the twentieth (20th) Business Day of the month, advise Custodian of any errors it finds on said account statements or that the account statements have not been received.

17.  Severability.  Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.
18.  Fees and Expenses.  Custodian shall be entitled to fees for its regular services as custodial agent as set forth on the attached Exhibit A.  Additionally, Custodian is entitled to reimbursement of any reasonable and documented out of pocket costs and expenses related to the performance of its obligations under this Agreement, including, but not limited to, reasonable and documented external attorneys' fees, in each case to the extent not incurred as a result of Custodian’s gross negligence, bad faith or willful misconduct.  Custodian shall have a first lien upon all monies and securities deposited with it for the purposes of paying its fees and expenses. All of the foregoing fees, costs and expenses shall be paid by the Trust within thirty (30) days of receipt of an invoice therefor.
19.  Termination.  The term of this Agreement shall be one year commencing upon the date hereof and shall automatically renew for additional one-year terms unless either party provides written notice of termination at least sixty (60) days prior to the end of any one year term or, unless earlier terminated as provided in Section 15. Notwithstanding the foregoing, either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  In addition, the Trust may terminate this Agreement (i) at any time upon sixty (60) days prior written notice to the Custodian, or (ii) immediately in the event that the Trust incurs any Losses as a result of Custodian’s gross negligence, bad faith or willful misconduct.
20.  Confidentiality.
a.  Each party shall keep confidential any information relating to the other party’s business (including, without limitation, the business of the Sponsor) (“Confidential Information”). Confidential Information shall include this Agreement and (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or Custodian and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, index methodology, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or Custodian a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction.
b.  In the event that a party is requested by its regulators, or is required by subpoena, court order or other similar process, to disclose Confidential Information of the other party, such party will, unless otherwise requested by its regulators or prohibited by applicable law, provide the other party with notice thereof as promptly as practicable under the circumstances (provided however that such party shall incur no liability for its failure to provide such notice) so that the other party may seek a protective order or other appropriate remedy, and such party shall provide reasonable cooperation to the other party in its attempts to contest such disclosure.
c.  Notwithstanding the foregoing, (i) the Trust may reference the Custodian and summarize the material terms of this Agreement in any offering memorandum, prospectus or marketing documents related to an offering of shares by the Trust to potential investors, and may include the form of this Agreement as an exhibit to any registration statement filed by the Trust in relation to an offering of shares by the Trust, and (ii) the Trust may disseminate information to investors that is required to be provided to investors.
d.  The provisions of this Section 20 shall survive termination of this Agreement.
21.  Non-Waiver.  No failure by any party to insist upon compliance with any term of this Agreement, to exercise any option, enforce any right or seek any remedy upon any default of any other party shall effect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default.  No custom or practice of the parties at variance with the provisions of this Agreement shall constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.
22.  Successors and Assigns.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.
23.  Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, excluding the laws on conflicts of laws. Any right by either party to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement is expressly and irrevocably waived.
24.  Counterparts/Electronic Transactions.  This Agreement may be executed in one or more counterparts with the same effect if signatures and all counterparts are upon the same instrument.  The parties hereto agree the transactions described herein may be conducted and related documents may be sent, stored and received by electronic means.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and shall be binding on all parties.

25.  Liability of Sponsor.  It is expressly understood and agreed by the Custodian that:
a.  this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as the Sponsor in the exercise of the powers and authority conferred and vested in it;
b.  the representations, covenants, undertakings and agreements herein made by the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;
c.  nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and
d.  under no circumstances shall the Sponsor be personally liable for the payment of any the Trust’s indebtedness or expenses or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by you under this Agreement or any other related document.
26.  Amendment of Agreement.  The Custodian shall not be bound by any amendment of this Agreement and no amendment shall be effective unless the amendment is in writing and executed by the parties hereto.
27.  Notices.  All notices shall be deemed conclusively to have been given if the same is in writing, signed by any one of its officers and (1) mailed, by registered or certified mail, postage prepaid, (2) hand delivery, (3) telecopy, receipt confirmed by telephone, or (4) electronic mail, upon delivery to an authorized representative of the addressee at the following notice address.
(a)	If to the Custodian	:	UMB Bank, N.A., as Custodian
1010 Grand Boulevard, 4th floor
Kansas City, MO 64106
Attn: Amy Small
Email: amy.small@umb.com

(b)	If to the Trust	:	wShares Bitcoin Fund
c/o Wilshire Phoenix Funds
2 Parke Avenue, Floor 20
New York, NY 10016
Attn: Trust Administration
Email:

28.  Entire Agreement.  This Agreement contains all of the terms agreed upon by the parties with respect to this Agreement.  The Custodian is not a party to any other agreement between the Trust and any other parties, and the Custodian's duties shall be determined solely by reference to this Agreement.

[ signature page follows ]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed on their behalf as of the date first above written.

WSHARES BITCOIN FUND

By: Wilshire Phoenix Funds LLC, not in its individual capacity, but solely as Sponsor of the Trust

By:

UMB BANK, N.A., as Custodian

By:

Exhibit A

[REDACTED]

SCHEDULE I
AUTHORIZED PERSONS

The undersigned are Authorized Persons on behalf of wShares Bitcoin Fund duly authorized to deliver instructions to the Custodian pursuant to the Custody Agreement:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature